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                                                                    EXHIBIT 11.2
                    ILLUSTRA INFORMATION TECHNOLOGIES, INC.
                  COMPUTATION OF PRO FORMA NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                       PERIOD FROM
                                                           THREE MONTHS ENDED                         JULY 31, 1992
                                                             SEPTEMBER 30,      YEARS ENDED JUNE 30,   (INCEPTION)
                                                          --------------------  --------------------   TO JUNE 30,
                                                            1995       1994       1995       1994         1993
                                                          ---------  ---------  ---------  ---------  -------------
Net loss................................................  $  (2,557) $  (2,067) $  (9,925) $  (5,462)  $    (1,440)
                                                          ---------  ---------  ---------  ---------  -------------
                                                          ---------  ---------  ---------  ---------  -------------
Weighted average common stock outstanding...............      3,225      3,081      3,115      1,975         1,701
Weighted average preferred stock outstanding............     11,099      8,112      8,808      4,334         1,400
                                                          ---------  ---------  ---------  ---------  -------------
  Pro forma weighted average shares outstanding (1).....     14,324     11,193     11,923      6,309         3,101
                                                          ---------  ---------  ---------  ---------  -------------
                                                          ---------  ---------  ---------  ---------  -------------
Pro forma net loss per share (1)........................  $   (0.18) $   (0.18) $   (0.83) $   (0.87)  $     (0.46)
                                                          ---------  ---------  ---------  ---------  -------------
                                                          ---------  ---------  ---------  ---------  -------------

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(1)  Reflects the conversion of Illustra's preferred stock to common stock on an
    "as-if" converted basis, from the time of issuance.